Exhibit 10.22

Kraft Foods Group, Inc.

Deferred Compensation Plan for Non-Management Directors

SECTION 1.	Purpose; Definitions

The purpose of the Plan is to afford each Non-Management Director the option to elect to defer the receipt of all or part of his or her Compensation until such future date as he or she may elect pursuant to the terms and conditions of the Plan.

For purposes of the Plan, the following terms are defined as set forth below:

a.	“Allocation Date” means any date on which an amount representing all or part of a Participant’s Compensation is to be credited to his or her Deferred Fee Account or Deferred Stock Account, as applicable, pursuant to a Deferral Election. The Allocation Date for the Retainer Fee and for Meeting Fees shall be the last day of each calendar quarter. The Allocation Date for Stock Awards shall be the date the awards would have otherwise been granted.

b.	“Beneficiary” means any person or entity designated as such in an Election Form submitted in the manner specified by the Company. If a Participant has not made a valid designation of a Beneficiary on an Election Form submitted in the manner specified by the Company, or if no designated Beneficiary survives the Participant, the Beneficiary is the Participant’s estate.

c.	“Board” means the Board of Directors of the Company.

d.	“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

e.	“Common Stock” means the common stock of the Company.

f.	“Company” means Kraft Foods Group, Inc., a corporation organized under the laws of the Commonwealth of Virginia, or any successor corporation.

g.	“Compensation” means the Retainer Fee, Meeting Fees or Stock Awards payable by the Company to each Participant.

h.	“Deferral Election” means the election by a Participant on an Election Form to defer the payment of all or a part of his or her Compensation to be earned and payable after the applicable effective date set forth in Sections 2.1.1 or 2.1.2.

i.	“Deferred Amount” means the amount of Compensation (determined as a percentage of the Retainer Fee, Meeting Fees or Stock Awards) subject to a Deferral Election submitted in the manner specified by the Company.

j.

“Deferred Fee Account” means an unfunded deferred compensation account established by the Company on behalf of each Non-Management Director who makes a Deferral Election with respect to the Retainer Fee or Meeting Fees. The

Company may establish more than one Deferred Fee Account on behalf of any Non-Management Director who submits a Modified Election Form in accordance with Section 2.3.2 to modify his or her election as to the Distribution Date with respect to the Retainer Fee or Meeting Fees to be paid for services performed thereafter. Each Deferred Fee Account shall consist of one or more Subaccounts established in accordance with Section 2.2.2.

k.	“Deferred Stock” means an unfunded obligation of the Company, represented by an entry on the books and records of the Company, to issue one share of Common Stock on the date of distribution.

l.	“Deferred Stock Account” means an unfunded deferred compensation account established by the Company on behalf of each Non-Management Director who makes a Deferral Election with respect to Stock Awards. The Company may establish more than one Deferred Stock Account on behalf of any Non-Management Director who submits a Modified Election Form in accordance with Section 2.3.2 to modify his or her election as to the Distribution Date with respect to Stock Awards to be granted for services performed thereafter.

m.	“Disability” means permanent and total disability as determined under procedures established by the Board for purposes of this Plan.

n.	“Distribution Date” means the date designated by a Participant on an Election Form in accordance with Sections 2.3.1 and 2.3.2 for the distribution or commencement of distribution of amounts credited to a Deferred Fee Account or a Deferred Stock Account.

o.	“Election Date” means the date an Election Form is received by the Company.

p.	“Election Form” means an Initial Election Form or Modified Election Form completed and executed by the Participant. An “Initial Election Form” means the first Election Form that the Participant submits pursuant to Section 2.1.1. A “Modified Election Form” means an Election Form that the Participant submits pursuant to Section 2.1.2, 2.1.3, 2.1.4, 2.2.4 and 2.3.2 to modify in whole or in part an Initial Election Form or to modify in whole or in part a Modified Election Form previously submitted.

q.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations thereunder.

r.	“Extraordinary Distribution Request Date” means the date an Extraordinary Distribution Request Form is received by the Company.

s.	“Extraordinary Distribution Request Form” means the Extraordinary Distribution Request Form completed and executed by a Participant and submitted in the manner specified by the Company or Beneficiary who wishes to request an extraordinary distribution of amounts credited to a Deferred Fee Account or Deferred Stock Account in accordance with Section 2.3.3.

t.	“Fund” means any one of the hypothetical investment vehicles the Company makes available for time to time for purposes of allocating earnings to a Participant’s Deferred Fee Account.

u.	“Kraft Stock Fund Subaccount” means the Subaccount with its value based on the value of Common Stock.

v.	“Meeting Fees” means the portion of a Participant’s Compensation that is based upon his or her attendance at Board meetings and meetings of committees of the Board.

w.	“Non-Management Director” means each member of the Board who is not a full-time employee of the Company (or of any Corporation that owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote in the election of the Board or of any corporation in which the Company owns, directly or indirectly, stock possessing at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote in the election of directors in such corporation). A “Non-Management Director” does not include a Director Emeritus of the Company.

x.	“Participant” means a Non-Management Director who elects to make a Deferral Election; provided, however, that a Participant shall also include a person who was, but is no longer, a Non-Management Director as long as a Deferred Fee Account or Deferred Stock Account is being maintained for his or her benefit.

y.	“Plan” means this Kraft Foods Group, Inc. Deferred Compensation Plan for Non-Management Directors, as amended from time to time.

z.	“Retainer Fee” means the portion of a Participant’s Compensation that is fixed and paid without regard to his or her attendance at meetings of the Board or any committee of the Board, including any additional amount paid to a chairman of a committee but shall not include awards of Common Stock, stock options or other noncash compensation paid to a Non-Management Director.

aa.	“Stock Award” means Common Stock, Restricted Stock, Deferred Stock or any other stock award granted to a Non-Management Director pursuant to the Company’s 2012 Performance Incentive Plan or any successor plan or similar plan maintained by the Company.

bb.	“Subaccount” means one of the bookkeeping accounts established within a Deferred Fee Account in accordance with Section 2.2.2.

cc.	“Transfer Election Date” means the date set forth on a Transfer Form.

dd.	“Transfer Form” means a Transfer Election Form completed and executed by a Participant or Beneficiary in accordance with Section 2.2.5.

SECTION 2.	Deferred Compensation Program

2.1	Participation

2.1.1 Deferral Elections

A Non-Management Director may make a Deferral Election by submitting an Initial Election Form in the manner specified by the Company. Each Non-Management Director who makes a Deferral Election shall become a Participant in this Plan.

Any Deferral Election relating to Retainer Fees shall be in integral multiples of twenty-five percent (25%) of the Retainer Fee. Any Deferral Election relating to Meeting Fees shall be one hundred percent (100%) of the Meeting Fees for the year for which the election is effective. Any Deferral Election relating to Stock Awards shall be one hundred percent (100%) of the number of shares of Common Stock subject to the applicable Stock Award that the Participant otherwise would have been granted on each date of grant.

The Participant shall indicate on the Initial Election Form:

a.	the percentage of the Retainer Fee that he or she wishes to defer and whether Meeting Fees and/or Stock Awards are to be deferred;

b.	the Distribution Date;

c.	whether distributions are to be in lump sum, in installments or a combination thereof;

d.	the Participant’s Beneficiary or Beneficiaries; and

e.	with respect to deferred Retainer Fees and Meeting Fees, the Subaccounts to which the Deferred Amount is to be allocated.

A Deferral Election submitted on an Initial Election Form shall become effective with respect to a Participant’s Retainer Fee, Meeting Fees and Stock Awards for services performed on and after the first day of the calendar year following the Election Date of such Initial Election Form. In the case of a newly eligible Participant, however, a Deferral Election may be made no later than 30 days after first becoming eligible for this Plan and any other plan required to be aggregated with this Plan under Code section 409A and the regulations and other guidance thereunder and shall not be effective with respect to Compensation to which the Participant becomes entitled as a result of services performed on or before the Election Date.

A Deferral Election shall remain in effect with respect to all future Compensation until a new Deferral Election made by the Participant on a Modified Election Form in accordance with Section 2.1.2 or Section 2.1.3 becomes effective.

2.1.2 Change of Deferral Election

A Participant may change his or her Deferral Election with respect to Compensation for services performed and payable in a subsequent calendar year by submitting a Modified Election Form in the manner specified by the Company.

A Deferral Election to increase or decrease the amount of future Compensation to be deferred shall become effective on and after the first day of the calendar year following the Election Date.

2.1.3 Cessation of Deferrals

A Participant may cease to defer future Retainer Fees, Meeting Fees, Stock Awards or a subset thereof by submitting a Modified Election Form in the manner specified by the Company. An election by a Participant to cease deferrals of Retainer Fees, Meeting Fees, Stock Awards or a subset thereof shall become effective with respect to Compensation for services performed on or after the first day of the calendar year following the Election Date.

2.1.4 Beneficiary Election Modification

A Participant shall be permitted at any time to modify his or her Beneficiary election, effective as of the Election Date, by submitting a Modified Election Form in the manner specified by the Company.

2.2	Investments

2.2.1 Deferred Fee Accounts and Deferred Stock Accounts

The Company shall establish a Deferred Fee Account or Deferred Stock Account, as applicable, for each Participant who has made a Deferral Election pursuant to Section 2.1.1. On each Allocation Date, the Company shall allocate the amount of the Deferred Amount to be credited to each Participant’s Deferred Fee Account or Deferred Stock Account, as applicable.

2.2.2 Subaccounts

The Company shall establish within each Deferred Fee Account one or more Subaccounts to which the applicable Deferred Amounts are to be allocated pursuant to the Participant’s Election Form or Election Forms, with each Subaccount corresponding to a Fund made available by the Company under the Plan. The senior Human Resources officer is authorized to limit or prohibit new investments or transfers into any Subaccount.

Subject to the provisions of Sections 2.2.3 and 2.2.4, on each Allocation Date, each Participant’s Subaccounts shall be credited with an amount equal to the applicable Deferred Amount designated by the Participant for allocation to such Subaccounts. With respect to Subaccounts related to a Deferred Fee Account, each Subaccount shall be credited with earnings and charged with losses as if the amounts allocated thereto had been invested in the corresponding Fund, provided that the Kraft Stock Fund Subaccount shall be credited with additional shares of Common Stock based on the amount of cash dividends that are paid from time to time on the number of shares of Common Stock with respect to which the Kraft Stock Fund Subaccount is determined. With respect to a Participant’s deferred Stock Awards, on each Allocation Date the Participant’s Deferred Stock Account shall be credited with shares of Deferred Stock equal to the number of shares of Common Stock subject to the applicable deferred Stock Awards. The Deferred Stock Account shall thereafter be credited with amounts equal to the cash dividends that would have been paid had the Participant held a number of shares of Common Stock equal to the number of shares of Deferred Stock in the Participant’s Deferred Stock Account, and any such amounts shall be treated as invested in additional shares of Deferred Stock.

The value of the Deferred Stock Account, the Deferred Fee Account and any Subaccount at any relevant time shall be determined as if all amounts credited thereto had been invested in the corresponding Fund, in the case of Subaccounts related to a Deferred Fee Account or invested in Deferred Stock, in the case of the Deferred Stock Account, provided, however, that if as a result of adjustments or substitutions in connection with an event described in Section 4 of the Company’s 2012 Performance Incentive Plan or the corresponding provision of any successor thereto, a participant has received or receives with respect to the Kraft Stock Fund Subaccount or with respect to Deferred Stock, as applicable, rights or amounts measured by reference to stock other than Common Stock, then any crediting of amounts to reflect dividends with respect to such other stock shall be allocated among and treated as invested proportionately in the Subaccounts most recently in effect for the investment of Compensation deferred by the Participant.

2.2.3. Investment Directions with Respect to Deferred Retainer Fees or Meeting Fees

Each Participant shall make an investment direction on his or her Initial Election Form with respect to the portion of such Participant’s Deferred Amount related to deferred Retainer Fees and/or Meeting Fees that is to be allocated to a Subaccount. Any apportionment of such Deferred Amounts (and of increases or decreases in such Deferred Amounts) among the Subaccounts shall be in integral multiples of one percent (1%). An investment direction shall become effective with respect to any such Subaccount on the first day of the calendar month following the Election Date of such Election Form. An investment direction shall remain in effect with respect to all future Deferred Amounts until a new investment direction made by the Participant in accordance with Section 2.2.4 becomes effective. All deferred Stock Awards will be invested in Deferred Stock.

2.2.4 New Investment Directions with Respect to Deferred Retainer Fees or Meeting Fees

A Participant may make a new investment direction with respect to his or her Deferred Amount related to deferred Retainer Fees and/or Meeting Fees only by submitting a Modified Election Form in the manner specified by the Company. A new investment direction shall become effective with respect to any Subaccount on the first day of the calendar month following the Election Date of such Modified Election Form.

2.2.5 Investment Transfers with Respect to Deferred Retainer Fees or Meeting Fees

A Participant (or Beneficiary after the death of the Participant) may transfer to one or more different Subaccounts all or a part (in integral multiples of one percent (1%)) of the amounts credited to a Subaccount by submitting a Transfer Form in the manner specified by the Company; provided however that no Transfer Form with respect to the Kraft Stock Fund Subaccount may be submitted by a Participant who is subject to Section 16 of the Exchange Act if a Transfer Form requesting an opposite way transfer has been submitted by such Participant within the preceding six months. In addition, no transfers may be made from a Participant’s Deferred Stock Account.

Any transfer of amounts among Subaccounts shall become effective on the first day of the calendar month following the Transfer Election Date.

2.3	Distributions

2.3.1 Distribution Elections

Each Participant shall designate on his or her Initial Election Form or, if applicable, Modified Election Form, one of the following dates as a Distribution Date with respect to amounts credited to his or her Deferred Fee Account or Deferred Stock Account thereafter:

a.	the fifteenth day of the calendar month following the Participant’s separation from service, including by reason of Disability or death;

b.	the fifteenth day of the earlier of (i) a calendar month specified by the Participant which is at least six months after the Election Date or (ii) the calendar month following the Participant’s separation from service, including by reason of Disability or death.

A Distribution Date election shall be effective only with respect to Compensation paid for services performed on and after the Election Date and subsequent earnings credited with respect to such amounts. Any election by a Participant for his or her Deferred Fee Account or Deferred Stock Account to be paid upon his or her separation from service shall be applied in accordance with Internal Revenue Code section 409A. No separation from service shall be deemed to occur until the Non-Management Director ceases to serve on any and all of the Board of Directors of the Company and the board of directors of any other company with respect to which his service as a director began while such other company was a subsidiary of the Company.

A Participant may request on his or her Election Form that distributions from his or her Deferred Fee Account be made in (i) a lump sum, (ii) no more than one-hundred eighty (180) monthly, sixty (60) quarterly or fifteen (15) annual installments or (iii) a combination of (i) and (ii). Each installment shall be determined by dividing the Account balance by the number of remaining installments. Distributions from a Participant’s Deferred Stock Account shall be made in lump sum. If a Participant receives a distribution from a Subaccount on an installment basis, amounts remaining in such Subaccount shall continue to accrue earnings and incur losses in accordance with the terms of Section 2.2.2. Except as stated in the next paragraph, all distributions shall be made to the Participant.

Upon the Participant’s death, the balance remaining in the Participant’s Deferred Fee Account or Deferred Stock Account shall be payable to his or her Beneficiaries as set forth on the Participant’s then-current Election Form or Forms. Upon the death of a Beneficiary who is receiving distributions in installments, the balance remaining in the Deferred Fee Account or Deferred Stock of the Beneficiary shall be paid to his or her estate in a lump sum, without interest, except to the extent that the Secretary of the Company permits a Participant to elect otherwise in accordance with the procedures of this Section 2.3.1, taking into account administrative feasibility and other constraints.

All distributions with respect to a Participant’s Deferred Fee Account(s) shall be paid in cash and, except as provided in Section 2.3.3, shall be deemed to have been made from each Subaccount pro rata. Distributions with respect to a Participant’s Deferred Stock Account shall be paid in Common Stock.

2.3.2 Modified Distribution Elections

A Participant may modify his or her election as to the Distribution Date but not the distribution form with respect to Compensation attributable to future service, with such modification to be effective beginning with the next calendar year and continuing thereafter by submitting a Modified Election Form in the manner specified by the Company.

2.3.3 Extraordinary Distributions

Notwithstanding the foregoing, a Participant (or Beneficiary after the participant’s death) may request an extraordinary distribution of all or part of the amount credited to his or her Deferred Fee Account or Deferred Stock Account because of hardship. A distribution shall be deemed to be “because of hardship” if such distribution is necessary to alleviate or satisfy an immediate and heavy financial need of the Participant and otherwise satisfies the requirements for the occurrence of an “unforeseeable emergency” within the meaning of Code section 409A(a)(2).

A request for an extraordinary distribution shall be made by submitting a valid Extraordinary Distribution Request Form in the manner specified by the Company. All extraordinary distributions shall be subject to approval by the Board.

The Extraordinary Distribution Request Form shall indicate:

a.	the amount to be distributed from the Deferred Fee Account or Deferred Stock Account;

b.	if applicable, the Subaccount(s) from which the distribution is to be made; and

c.	the “hardship” requiring the distribution.

The amount of any extraordinary distribution shall not exceed the amount determined by the Board to be required to meet the immediate financial need of the applicant.

An extraordinary distribution shall be made with respect to amounts credited to the Deferred Fee Account or Deferred Stock Account (and each Subaccount) on the first day of the calendar month next following approval of the extraordinary distribution request by the Board; provided, however, that no extraordinary distribution shall be made from the Kraft Stock Fund Subaccount if a Transfer Form pursuant to Section 2.2.5 requesting an opposite way transfer with respect to the Kraft Stock Fund Subaccount had been submitted by a Participant who is subject to Section 16 of the Exchange Act within the preceding six months. Upon approval of an extraordinary distribution request, any Deferral Election shall be cancelled prospectively. A Participant may make a new Deferral Election for a future year in accordance with Section 2.1.2.

Notwithstanding the forgoing, the Board may delegate its authority to approve extraordinary distributions to the Compensation Committee of the Board or to the Company’s management.

2.3.4 Specified Employee

Notwithstanding anything in the Plan to the contrary or any election made by a Participant, if a Participant has elected that distribution be made upon the Participant’s separation from service, and the Participant is a “specified employee” within the meaning of the Code section 409A and the regulations thereunder, distribution in the form of a single sum will be made on, and distribution in the form of installments will commence on, the fifteenth day of the seventh month following the date of the Participant’s separation from service.

SECTION 3.	General Provisions

3.1	Unfunded Plan

It is intended that the Plan constitute an “unfunded” plan for deferred compensation. The Company may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan; provided, however, that, unless the Company otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan. Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

3.2	Rules of Construction

The Plan shall be construed and interpreted in accordance with Virginia law. Headings are given to the sections of the Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law. Notwithstanding anything in this Plan to the contrary, the Plan shall be construed to reflect the intent of the Company that all elections to defer, distributions, and other aspects of the Plan shall comply with Code section 409A and any regulations and other guidance thereunder to the extent applicable. The Plan is also intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.

3.3	Withholding

No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to participation under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount, if any.

3.4	Amendment

The Plan may be amended by the Board, but no amendment shall be made that would impair prior rights of a Participant to his or her Deferred Fee Account or Deferred Stock Account without his or her consent.

3.5	Duration of Plan

The Company hopes to continue the Plan indefinitely, but reserves the right to terminate the Plan by appropriate action of the Board at any time. Upon termination of the Plan, amounts then credited to each Deferred Fee Account and Deferred Stock Account shall be paid in accordance with the Election Form then governing such Deferred Fee Account or Deferred Stock Account or as otherwise provided in Section 2.3.1.

3.6	Assignability

No Participant or Beneficiary shall have the right to assign, pledge or otherwise transfer any payments to which such Participant or Beneficiary may be entitled under the Plan, other than by will or by the laws of descent and distribution or pursuant to a domestic relations order which meets the relevant requirements of a “qualified domestic relations order” (as defined by Section 414(p) of the Code).

3.7	Adoption of Procedures

The Secretary of the Company shall have the authority to adopt such procedures as are appropriate to administer the Plan.